UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                                November 1, 2014

     EMERGING CTA PORTFOLIO L.P.
 (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-53211 (Commission File Number)	04-3768983 (IRS Employer Identification No.)

c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                                                                                                 (855) 672-4468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement.
Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), and the Registrant have entered into a management agreement dated as of May 12, 2014 (the “Centurion Management Agreement”) with Centurion Investment Management, LLC, a Delaware limited liability company (“Centurion”), pursuant to which Centurion shall manage the portion of the Registrant’s assets allocated to it.
Initially, Centurion was allocated less than 10% of the Registrant’s assets.  Generally, an advisor allocated less than 10% of the Registrant’s assets is considered to be a “non-major commodity trading advisor” and is not disclosed to the Registrant’s investors.  On November 1, 2014, Centurion’s allocation was increased to 12.8% of the Registrant’s assets.  Centurion has been disclosed to investors as a major commodity trading advisor.
The General Partner has initially selected Centurion’s Short Term Systematic Strategy Program, a proprietary, systematic trading system, to manage the Registrant’s assets allocated to it.
Centurion’s Short Term Systematic Strategy Program is a short-term systematic trading program which seeks to capitalize on intraday to two-day momentum and mean-reversion price patterns.  The Short Term Systematic Strategy Program is designed to identify and capitalize on observed market behavior which persists through time while overlaying comprehensive risk management.  The portfolio consists of highly liquid global futures contracts including equity indices, energies, agriculture, metals, softs, livestock, interest rates and foreign exchange.  Centurion’s Short Term Systematic Strategy Program strives to generate high risk adjusted returns while maintaining virtually no correlation to both traditional and other alternative asset classes.  Centurion’s Short Term Systematic Strategy Program uses stringent risk controls designed to limit daily, weekly and monthly drawdowns while maintaining adequate exposures to meet the Short Term Systematic Strategy Program’s performance objectives.
Pursuant to the Centurion Management Agreement, the Registrant pays Centurion a monthly management fee equal to 1.25% per year of the month-end net assets allocated to Centurion.  Centurion also receives a quarterly incentive fee equal to 20% of new trading profits (as defined in the Centurion Management Agreement) earned by Centurion in each calendar quarter.
The Centurion Management Agreement expires on June 30th of each year and may be renewed by the General Partner, in its sole discretion, for additional one-year periods upon notice to Centurion not less than 30 days prior to the expiration of the previous period.
The General Partner and the Registrant have also entered into a management agreement dated as of August 31, 2014 (the “Perella Management Agreement”) with Perella Weinberg Partners Capital Management LP, a Delaware limited partnership (“Perella”), pursuant to which Perella shall manage the portion of the Registrant’s assets allocated to it.
Initially, Perella was selected as a non-major commodity trading advisor for the Registrant.  On November 1, 2014, Perella’s allocation was increased to 16.8% of the Registrant’s assets.  Perella has been disclosed to investors as a major commodity trading advisor.

The General Partner has initially selected a variation of the program traded by PWP Global Macro Master Fund L.P. (the “Perella Program”), a Cayman Islands exempted limited partnership, to manage the Registrant’s assets allocated to it.  The Perella Program is a proprietary, systematic trading system.
The principal investment objective of this strategy is to achieve attractive absolute returns across diverse market environments by investing in a global diversified portfolio of derivatives on broad-based equity indices, currencies, sovereign debt and commodities.  The strategy generally seeks to accomplish its objective by investing primarily in major equity index futures (including, but not restricted to, futures on equity indices across Europe, Asia Pacific and North America), major liquid currencies (through forward foreign currency contracts), major commodity futures, highly rated sovereign debt futures (including, but not restricted to, U.S. Treasuries, German Bunds and Canadian bonds) and short-term deposit futures (including, but not restricted to, futures on Eurodollar, Euribor, Sterling and Euroyen).  The strategy is based on fundamental predictive relationships of asset returns and macroeconomic factors and implemented in a systematic investment framework.
The strategy seeks to target a 10% annualized volatility over the long-term.  In the short-term, the strategy’s realized volatility may fluctuate due to market conditions and risk level of the portfolio.  The target volatility of the strategy is intended as a measure of risk taken by the portfolio and reflects the degree to which the strategy’s returns will move.  Volatility is defined as the standard deviation of returns over a certain period.  The strategy seeks to achieve this by estimating the volatility of the portfolio and adjusting the portfolio exposures and position sizing accordingly to target 10% volatility.  For the Registrant’s account that is traded by Perella, Perella will generally target a 15% annualized volatility over the long-term.  To achieve the 15% target volatility for the Registrant’s account, Perella will adjust the parameters to reflect the modified target volatility and the portfolio construction process will adjust accordingly to achieve the 15% volatility level.  It is also at the discretion of Perella to manage the Registrant’s account at a lower volatility level over short time periods if warranted by market conditions or other discretionary considerations.  If Perella manages the Registrant’s account at a lower volatility level for a period of time, the average annualized volatility realized may result in a level lower than the 15% target.
Pursuant to the Perella Management Agreement, the Registrant pays Perella a monthly management fee equal to 1.5% per year of the month-end net assets allocated to Perella.  Perella also receives a quarterly incentive fee equal to 20% of new trading profits (as defined in the Perella Management Agreement) earned by Perella in each calendar quarter.
The Perella Management Agreement expires on June 30th of each year and may be renewed by the General Partner, in its sole discretion, for additional one-year periods upon notice to Perella not less than 30 days prior to the expiration of the previous period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING CTA PORTFOLIO L.P.

By: Ceres Managed Futures LLC,
General Partner

By	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date:  November 6, 2014